Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement No. 333-130651 on Form S-8 of our report dated June 21, 2023, appearing in this Annual Report on Form 11-K of the Bunge Savings Plan - Supplement A for the year ended December 31, 2022.

/s/ Armanino LLP

St. Louis, Missouri
June 21, 2023